Exhibit 23.5

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Telephone (214) 368-6391 Fax (214) 369-4061 WWW.DEMAC.COM

April 1, 2026

Infinity Natural Resources, Inc.

2605 Cranberry Square

Morgantown, West Virginia 26508

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of references to our firm and to the estimates contained in our report dated January 26, 2026, as of December 31, 2025, of the extent and value of the proved oil, condensate, natural gas liquids (NGL), and gas reserves of certain properties in which Antero Resources Corporation (Antero) has represented it holds an interest appearing in Infinity Natural Resources, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2026.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716